Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date:  October 23, 2009

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Third Quarter Year-to-Date Net Income Ahead of Last Year

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and nine months ended September 30, 2009.

SUMMARY:
•	Horizon’s year-to-date net income for the first nine months of 2009 was $7.1 million, which exceeds last year’s net income for the same time period of $6.9 million.
•	Horizon’s third quarter 2009 net income was $2.4 million or $0.61 diluted earnings per share.
•	Net interest margin for the third quarter increased compared to the prior quarter.
•	Horizon continued to experience strong residential mortgage loan volume through the third quarter.
•	Horizon’s quarterly provision to the loan loss reserve increased by approximately $125,000 from the second quarter of 2009 increasing the allowance for loan losses to total loans to 1.58%.
•	Horizon’s balance of Other Real Estate Owned of $1.7 million at September 30, 2009 was at its lowest level since September 30, 2008.
•	Horizon’s non-performing loans increased by $2.0 million from June 30, 2009 to September 30, 2009.
•	Horizon’s net loan charge-offs for the third quarter decreased from the previous two quarters.
•	Horizon’s non-performing loans to total loans ratio as of September 30, 2009 was 1.87%, which compares favorably to National and State of Indiana peer averages.1
•	Horizon’s capital ratios continue to be above the regulatory standards for well-capitalized banks.

Craig M. Dwight, Chief Executive Officer of Horizon Bancorp stated, “During the past five years our team of dedicated community bankers diligently worked to balance Horizon’s revenue streams and loan portfolios to minimize risk during recessionary periods.  This is best evidenced by our balanced loan portfolios, increasing market share in retail mortgages, and our disciplined credit culture.  So far this approach has proven to be very effective during the current recession.” In addition, Mr. Dwight commented, “We are proud of our year-to-date results as we continue to beat the national and regional banking trends.”
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1
National peer group: Consists of all insured commercial banks having assets between $1 Billion and $3 Billion as reported by the Uniform Bank Performance Report as of June 30, 2009.  Indiana peer group: Consists of 18 publicly traded banks all headquartered in the State of Indiana as reported by the Uniform Bank Performance Reports as of June 30, 2009.

Pg. 2 cont. Horizon Announces 3rd Quarter Earnings

Performance Highlights:

Net income for the third quarter of 2009 was $2.4 million or $.61 diluted earnings per share.  This compares to $1.3 million or $.41 diluted earnings per share for the same quarter of the prior year.  Net income for the nine months ended September 30, 2009 was $7.1 million or $1.84 diluted earnings per share.  This compares to $6.9 million or $2.11 diluted earnings per share for the same period of the prior year.

Diluted earnings per share were reduced by $.11 per share for the three months and $.32 per share for the nine months ending September 30, 2009 resulting from the preferred stock dividends and the accretion of the discount on the preferred stock.  The preferred stock was issued in the fourth quarter of 2008 and therefore did not impact the three or nine month periods ending September 30, 2008.

Net interest income increased $1.3 million for the three months and $5.7 million for the nine months ending September 30, 2009 compared to the same prior year periods, due to an increase in interest earning assets and a decrease in the cost of funds.  The net interest margin increased to 3.64% for the nine months ending September 30, 2009 compared to 3.31% in the prior year for the same period and the third quarter net interest margin increased to 3.64% from 3.45% in the prior year.

The improvement in year-to-date net interest income over the same period of the prior year is a result of Horizon’s ability to reduce the cost of interest bearing liabilities more than the reduction in the yields experienced on the interest earning assets.  In addition, interest rate floors on over 50.0% of the Company’s adjustable rate loans have helped in maintaining the yield on the interest earning assets.

The provision for loan losses was approximately $3.4 million for three months ending September 30, 2009 compared to $3.1 million for the same period the prior year.  The third quarter provision is similar to the $3.3 million and $3.2 million reserves taken in the first and second quarters of 2009.  Consumer loan charge-offs continue to add to the need for higher quarterly provisions for loan losses but appear to be stabilizing as the amount of consumer charge-offs have decreased over the last two quarters.  However, the increase in non-performing loans has contributed to the need for additional provision expense for loan losses as specific reserves are identified for these loans.

Non-performing loans at September 30, 2009 increased to $16.5 million or 1.87% compared to $13.5 million or 1.49% of total loans on June 30, 2009, and $6.6 million or 0.77% at September 30, 2008.  Horizon’s non-performing loan statistics, while having increased from the prior quarter, still compare favorably to National and State of Indiana peer averages 1 for the same ratio as of June 30, 2009 of 3.49% and 3.06%. The increase in the Company’s non-performing loans can be attributed to the slower economy and continued local unemployment causing lower business revenues and increased consumer bankruptcies.

Non-accrual loans totaled $15.6 million on September 30, 2009, up from $12.8 million on June 30, 2009, and $6.5 million on September 30, 2008.  The increase in the three months ended September 30, 2009 was due to increases in commercial, mortgage, and consumer loans.  Commercial loan non-accruals increased from $7.9 million on June 30, 2009 to $9.2 million on September 30, 2009.  This was primarily due to one commercial loan totaling $1.6 million placed on non-accrual during the quarter.  This loan is to a manufacturing company and is current and in the process of a restructure.

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Pg. 3 cont. Horizon Announces 3rd Quarter Earnings

Loans to homebuilders and land developers totaled $2.7 million of commercial non-accrual loans on September 30, 2009, followed by loans to restaurant operators totaling $2.6 million. Mortgage loans on non-accrual increased from $3.8 million to $4.6 million during the quarter.  Consumer loans on non-accrual increased from $1.2 million to $1.8 million during the quarter.  The primary reason for the increase of consumer loans on non-accrual is the increase of borrowers under Chapter 13 bankruptcy repayment plans.  Most consumer loans in bankruptcy are paying but are held as non-accrual loans until a stable payment pattern has been established under the plan.

Loans 90 days delinquent but still accruing totaled $856,000 on September 30, 2009, up from $687,000 on June 30, 2009, and $122,000 on September 30, 2008.  Horizon’s policy is to place loans over 90 days delinquent on non-accrual unless they are well secured and in the process of collection.

Other Real Estate Owned (OREO) totaled $1.7 million on September 30, 2009, down from $2.2 million on June 30, 2009, but up slightly from $1.4 million on September 30, 2008.  The decline during the third quarter was due to the sale of six properties with a book balance of $806,000 partially offset by the addition of five properties with a book balance of $268,000.  On September 30, 2009, OREO was comprised of 17 properties.  Of these, 15 totaling $1.3 million were residential and the other two were commercial.  Repossessed property totaled $142,000 on September 30, 2009, up from $115,000 on June 30, 2009.  On September 30, 2009, repossessed property consisted of 15 automobiles and one boat.

The residential mortgage loan activity continued to be strong through the third quarter as evidenced by volumes higher than the prior year in both the conventional residential mortgage and mortgage warehouse business lines.  Conventional residential mortgage refinancing activity has increased the gain on sale of loans by $2.7 million for the nine months ending September 30, 2009 when compared to the same period in the prior year.

The primary cost to originate residential mortgage loans is the commissions paid to mortgage originators and this accounted for most of the increase in salary and benefits, which was $1.6 million higher for the nine months ended September 30, 2009 when compared to the same period in the prior year.

A gain on the sale of securities of $422,000 was realized during the third quarter as our analysis determined that market conditions provided the opportunity to add these gains to capital without a negative impact to long term earnings.

Other items

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no

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Pg. 4 cont. Horizon Announces 3rd Quarter Earnings

assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Unaudited – dollars in thousands except share and per share data and ratios)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Balance sheet:
Total assets	$1,321,224	$1,343,296	$1,442,851	$1,306,857	$1,188,631
Short term investments	4,464	10,418	6,444	2,679	1,186
Investment securities	333,031	331,941	327,289	303,268	230,837
Commercial loans	312,573	313,857	313,840	310,842	304,997
Mortgage warehouse loans	145,270	163,083	186,058	123,287	101,992
Real estate loans	142,568	146,096	160,478	167,766	168,058
Installment loans	275,299	272,394	273,728	280,072	282,900
Earning assets	1,232,548	1,260,807	1,288,214	1,206,494	1,107,429
Non-interest bearing deposit accounts	87,725	83,940	81,000	83,642	86,093
Interest bearing transaction accounts	375,548	388,954	489,699	428,931	334,121
Time deposits	394,724	375,256	406,790	328,596	329,208
Borrowings	311,884	349,499	320,956	324,383	328,442
Long-term borrowings	27,837	27,837	27,837	27,837	27,837
Common stockholders' equity	89,566	82,965	82,236	79,196	75,072
Total stockholders’ equity	113,833	107,194	106,427	103,350	75,072

Income statement:	Three months ended
Net interest income	$10,719	$11,263	$11,416	$9,689	$9,403
Provision for loan losses	3,416	3,290	3,197	2,163	3,137
Other income	4,542	4,516	4,494	3,369	3,351
Other expenses	8,929	9,928	9,397	8,230	8,283
Income tax expense	559	497	681	543	2
Net income	2,357	2,064	2,635	2,122	1,332
Preferred stock dividend	(351)	(350)	(350)	-	-
Net income available to shareholders	2,006	1,714	2,285	2,122	1,332

Per share data:
Basic earnings per share	$0.62	$0.53	$0.71	$0.64	$0.42
Diluted earnings per share	0.61	0.52	0.70	0.64	0.41
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.17
Book value per common share	27.46	25.85	25.62	24.68	23.39
Market value - high	$17.50	$19.45	$13.21	$24.52	$25.73
Market value - low	$15.00	$11.00	$10.50	$12.29	$16.36
Basic common shares outstanding	3,245,505	3,209,482	3,209,482	3,209,482	3,209,482
Diluted common shares outstanding	3,273,742	3,270,178	3,250,424	3,246,664	3,255,409

Key ratios:
Return on average assets	0.72%	0.59%	0.79%	0.71%	0.45%
Return on average common stockholders' equity	9.12	8.01	11.18	10.49	6.97
Net interest margin	3.64	3.51	3.78	3.57	3.45
Loan loss reserve to loans	1.58	1.40	1.23	1.29	1.22
Non-performing loans to loans	1.87	1.49	1.11	0.89	0.77
Average equity to average assets	8.53	7.80	7.94	6.65	6.45
Bank only capital ratios:
Tier 1 capital to average assets	8.82	8.15	8.51	9.44	7.64
Tier 1 capital to risk weighted assets	12.10	11.88	11.45	11.89	10.04
Total capital to risk weighted assets	13.35	13.13	12.61	13.11	11.22

HORIZON BANCORP
Financial Highlights
(Unaudited – dollars in thousands except share and per share data and ratios)

	September 30,	September 30,
	2009	2008
Balance sheet:
Total assets	$1,321,224	$1,188,631
Short term investments	4,464	1,186
Investment securities	333,031	230,837
Commercial loans	312,573	304,997
Mortgage warehouse loans	145,270	101,992
Real estate loans	142,568	168,058
Installment loans	275,299	282,900
Earning assets	1,232,548	1,107,429
Non-interest bearing deposit accounts	87,725	86,093
Interest bearing transaction accounts	375,548	334,121
Time deposits	394,724	329,208
Borrowings	311,884	328,442
Long-term borrowings	27,837	27,837
Common stockholders' equity	89,566	75,072
Total stockholders’ equity	113,833	75,072

Income statement:	Nine months ended
Net interest income	$33,398	$27,661
Provision for loan losses	9,903	5,405
Other income	13,552	10,462
Other expenses	28,254	24,549
Income tax expense	1,737	1,319
Net income	7,056	6,850
Preferred stock dividend	(1,051)	-
Net income available to shareholders	6,005	6,850

Per share data:
Basic earnings per share	$1.86	$2.14
Diluted earnings per share	1.84	2.11
Cash dividends declared per common share	0.51	0.49
Book value per common share	27.46	23.39
Market value - high	$19.45	$25.73
Market value - low	$10.50	$16.36
Basic common shares outstanding	3,221,622	3,208,362
Diluted common shares outstanding	3,270,154	3,246,208

Key ratios:
Return on average assets	0.70%	0.75%
Return on average common stockholders' equity	9.41	12.18
Net interest margin	3.64	3.31
Loan loss reserve to loans	1.58	1.22
Non-performing loans to loans	1.87	0.77
Average equity to average assets	8.08	6.13
Bank only capital ratios:
Tier 1 capital to average assets	8.82	7.64
Tier 1 capital to risk weighted assets	12.10	10.04
Total capital to risk weighted assets	13.35	11.22

HORIZON BANCORP
Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands)

	September 30, 2009 (Unaudited)	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2008 (Unaudited)	September 30, 2008 (Unaudited)

Commercial	$4,699	$3,076	$2,441	$3,202	$2,659
Real estate	1,599	1,511	1,038	973	1,115
Mortgage warehousing	1,480	1,453	1,428	1,354	1,341
Installment	6,146	6,609	6,682	5,881	5,410
Unallocated	-	-	-	-	-
Total	$13,924	$12,649	$11,589	$11,410	$10,525

Net Charge-offs
(Dollars in Thousands)

	Three months ended
	(Unaudited)
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008

Commercial	$530	$262	$1,076	$(5)	$1,276
Real estate	22	214	50	26	(50)
Mortgage warehousing	-	-	-	-	-
Installment	1,589	1,754	1,892	1,257	1,198
Total	$2,141	$2,230	$3,018	$1,278	$2,424

Total Non-performing Loans
(Dollars in Thousands)

	September 30, 2009 (Unaudited)	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2008 (Unauditied)	September 30, 2008 (Unauditied)

Commercial	$9,235	$7,959	$6,474	$5,167	$4,658
Real estate	4,926	3,764	2,446	1,904	1,362
Mortgage warehousing	-	-	-	-	-
Installment	2,312	1,754	1,549	792	614
Total	$16,473	$13,477	$10,469	$7,863	$6,634

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands)

	September 30, 2009 (Unaudited)	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2008 (Unaudited)	September 30, 2008 (Unaudited)

Commercial	$-	$-	$-	$-	$-
Real estate	1,671	2,212	2,492	2,874	1,357
Mortgage warehousing	-	-	-	-	-
Installment	142	115	204	207	246
Total	$1,813	$2,327	$2,696	$3,081	$1,603

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2009			September 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$10,711	$7	0.26%	$2,773	$9	1.29%
Interest-earning deposits	7,783	-	0.00%	1,691	8	1.88%
Investment securities - taxable	248,165	2,666	4.26%	173,217	2,155	4.95%
Investment securities - non-taxable (1)	102,286	1,015	5.97%	78,712	791	4.70%
Loans receivable (2)	857,801	13,797	6.39%	845,391	14,202	6.69%
Total interest-earning assets (1)	1,226,746	17,485	5.83%	1,101,784	17,165	6.25%

Noninterest-earning assets
Cash and due from banks	15,277			17,483
Allowance for loan losses	(12,513)			(9,788)
Other assets	77,734			70,996

	$1,307,244			$1,180,475

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$756,567	$3,528	1.85%	$691,900	$4,261	2.45%
Borrowings	317,224	2,897	3.62%	296,844	3,108	4.17%
Subordinated debentures	27,837	341	4.86%	27,837	393	5.62%
Total interest-bearing liabilities	1,101,628	6,766	2.44%	1,016,581	7,762	3.04%

Noninterest-bearing liabilities
Demand deposits	84,897			80,762
Accrued interest payable and other liabilities	9,238			7,105
Shareholders' equity	111,481			76,027

	$1,307,244			$1,180,475

Net interest income/spread		$10,719	3.39%		$9,403	3.21%

Net interest income as a percent of average interest earning assets (1)			3.64%			3.45%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  Interest income is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$27,647	$9	0.04%	$20,207	$434	2.87%
Interest-earning deposits	6,979	54	1.03%	6,816	140	2.74%
Investment securities - taxable	247,168	8,270	4.47%	174,293	6,360	4.87%
Investment securities - non-taxable (1)	94,473	2,882	5.91%	80,811	2,490	4.84%
Loans receivable (2)	898,876	43,793	6.52%	851,673	43,763	6.87%
Total interest-earning assets (1)	1,275,143	55,008	5.91%	1,133,800	53,187	6.32%

Noninterest-earning assets
Cash and due from banks	15,370			17,365
Allowance for loan losses	(11,742)			(9,712)
Other assets	76,613			69,000

	$1,355,384			$1,210,453

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$797,523	$11,517	1.93%	$747,171	$15,552	2.78%
Borrowings	328,763	9,011	3.66%	275,848	8,782	4.25%
Subordinated debentures	27,837	1,082	5.20%	27,837	1,192	5.72%
Total interest-bearing liabilities	1,154,123	21,610	2.50%	1,050,856	25,526	3.24%

Noninterest-bearing liabilities
Demand deposits	82,548			76,940
Accrued interest payable and other liabilities	9,180			7,211
Shareholders' equity	109,533			75,446

	$1,355,384			$1,210,453

Net interest income/spread		$33,398	3.41%		$27,661	3.08%

Net interest income as a percent of average interest earning assets (1)			3.64%			3.31%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  Interest income is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Cash and due from banks	$10,848	$36,001
Cash and cash equivalents	10,848	36,001
Interest-bearing deposits	4,464	2,679
Investment securities, available for sale	333,031	301,638
Investment securities, held to maturity	15,661	1,630
Loans held for sale	6,119	5,955
Loans, net of allowance for loan losses of $13,924 and $11,410	861,785	870,557
Premises and equipment	29,972	28,280
Federal Reserve and Federal Home Loan Bank stock	13,225	12,625
Goodwill	5,787	5,787
Other intangible assets	1,521	1,751
Interest receivable	6,222	5,708
Cash value life insurance	22,966	22,451
Deferred tax asset	146	2,580
Other assets	9,477	9,215
Total assets	$1,321,224	$1,306,857
Liabilities
Deposits
Non-interest bearing	$87,725	$83,642
Interest bearing	770,272	757,527
Total deposits	857,997	841,169
Borrowings	311,884	324,383
Subordinated debentures	27,837	27,837
Interest payable	1,304	1,910
Other liabilities	8,369	8,208
Total liabilities	1,207,391	1,203,507
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, no par value, $1,000 liquidation value
Authorized, 1,000,000 shares
Issued 25,000 shares
Common stock, $.2222 stated value	24,267	24,154
Authorized, 22,500,000 shares
Issued, 3,271,631 and 3,254,482 shares	1,118	1,114
Additional paid-in capital	9,974	9,650
Retained earnings	72,255	67,804
Accumulated other comprehensive income	6,219	628
Total stockholders’ equity	113,833	103,350
Total liabilities and stockholders’ equity	$1,321,224	$1,306,857

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$13,797	$14,202	$43,793	$43,763
Investment securities
Taxable	2,673	2,172	8,333	6,934
Tax exempt	1,015	791	2,882	2,490
Total interest income	17,485	17,165	55,008	53,187

Interest Expense
Deposits	3,528	4,261	11,517	15,552
Borrowed funds	2,897	3,108	9,011	8,782
Subordinated debentures	341	393	1,082	1,192
Total interest expense	6,766	7,762	21,610	25,526

Net Interest Income	10,719	9,403	33,398	27,661
Provision for loan losses	3,416	3,137	9,903	5,405

Net Interest Income after Provision for Loan Losses	7,303	6,266	23,495	22,256

Other Income
Service charges on deposit accounts	972	1,065	2,880	2,975
Wire transfer fees	201	155	709	382
Interchange fees	514	216	1,358	618
Fiduciary activities	745	911	2,486	2,817
Gain (loss) on sale of securities	422	-	422	(15)
Gain on sale of loans	1,277	657	4,861	2,122
Mortgage servicing net of impairment	35	3	(131)	8
Increase in cash surrender value of bank owned life insurance	206	252	547	701
Death benefit on officer life insurance	-	-	-	538
Other income	170	92	420	316
Total other income	4,542	3,351	13,552	10,462

Other Expenses
Salaries and employee benefits	4,539	4,203	14,264	12,698
Net occupancy expenses	941	944	2,872	2,834
Data processing	419	391	1,194	1,073
Professional fees	316	263	1,021	803
Outside services and consultants	366	328	1,043	940
Loan expense	631	593	1,841	1,603
FDIC deposit expense	400	146	1,751	404
Other losses	(25)	25	442	267
Other Expenses	1,342	1,390	3,826	3,927
Total other expenses	8,929	8,283	28,254	24,549

Income Before Income Tax	2,916	1,334	8,793	8,169
Income tax expense	559	2	1,737	1,319

Net Income	2,357	1,332	7,056	6,850
Preferred stock dividend and discount accretion	(351)	-	(1,051)	-

Net Income Available to Common Shareholders	$2,006	$1,332	$6,005	$6,850

Basic Earnings Per Share	$0.62	$0.42	$1.86	$2.14

Diluted Earnings Per Share	$0.61	$0.41	$1.84	$2.11